Exhibit 10.4

GigInternational1, Inc.

1731 Embarcadero Road

Suite 200

Palo Alto, CA 94303

May 18, 2021

RE: Grant of Insider Shares

Dear Sirs:

We are pleased that your affiliate, ICR, LLC (“ICR”), has agreed to serve as our investor relations firm providing services to GigInternational1, Inc., a Delaware corporation (the “Company”). In exchange for the future services of ICR as an investor relations firm to the Company and at the request of ICR, you (“you,” and references to the services of your affiliate ICR, “your future services”) are hereby granted 10,000 shares (the “Insider Shares”) of the common stock, par value $0.0001 per share (“Common Stock”), of the Company, pursuant to the terms of this agreement (this “Agreement”), as follows:

1. Grant of Insider Shares. Solely in consideration for your future services as our investor relations firm providing services to the Company, the Company hereby grants the Insider Shares to you. The Company will deliver to you a certificate registered in your name representing the Insider Shares.

2. Representations, Warranties and Agreements.

2.1. Your Representations, Warranties and Agreements. To induce the Company to issue the Insider Shares to you, you hereby represent and warrant to the Company and agree with the Company as follows:

2.1.1. No Government Recommendation or Approval. You understand that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Insider Shares.

2.1.2. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by you of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) any agreement, indenture or instrument to which you are a party, (ii) any law, statute, rule or regulation to which you are subject, or (iii) any agreement, order, judgment or decree to which you are subject.

2.1.3. Organization and Authority. You possess all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery by you, this Agreement will be a legal, valid and binding agreement of you, enforceable against you in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.1.4. Experience, Financial Capability and Suitability. You are: (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the acquisition of the Insider Shares and (ii) able to bear the economic risk of such acquisition of the Insider Shares for an indefinite period of time because the Insider Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and therefore cannot be resold unless subsequently registered under the Securities Act or an exemption from such registration is available. You are capable of evaluating the merits and risks of such acquisition of the Insider Shares and have the capacity to protect your own interests. You must bear the economic risk of the Insider Shares until the Insider Shares are sold pursuant to: (x) an effective registration statement under the Securities Act or (y) an exemption from registration available with respect to such sale. You are able to bear the economic risks and to afford a complete loss of your investment in the Insider Shares.

2.1.5. Access to Information; Independent Investigation. Prior to the execution of this Agreement, you have had the opportunity to ask questions of and receive answers from representatives of the Company concerning the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. You have relied solely on your own knowledge and understanding of the Company and its business based upon your own due diligence investigation and the information furnished pursuant to this paragraph. You understand that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 2 and you have not relied on any other representations or information in making your investment decision, whether written or oral, relating to the Company, its operations or its prospects.

2.1.6. Restrictions on Transfer; Shell Company. You understand the Insider Shares are being offered in a transaction not involving a public offering within the meaning of the Securities Act. You understand the Insider Shares will be “restricted securities” as defined in Rule 144(a)(3) under the Securities Act and you understand that the certificate representing the Insider Shares will contain a legend in respect of such restrictions. If in the future you decide to offer, resell, pledge or otherwise transfer the Insider Shares, such Insider Shares may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of Sections 4.1 and 4.2 hereof. You agree that if any transfer of its Insider Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, you may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or an exemption, you agree not to resell the Insider Shares. You further acknowledge that because the Company is a shell company, Rule 144 may not be available to you for the resale of the Insider Shares until at least one year following consummation of the initial Business Combination of the Company, despite technical compliance with the certain requirements of Rule 144 and the release or waiver of any contractual transfer restrictions. For the purposes of this Agreement, the term “Business Combination” means a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities.

3. Waiver of Liquidation Distributions; Redemption Rights. In connection with the Insider Shares granted pursuant to this Agreement, you hereby waive any and all right, title, interest or claim of any kind in or to any distributions by the Company from the trust account which will be established for the benefit of the Company’s public stockholders and into which substantially all of the proceeds of the initial public offering of the Company’s equity securities (the “IPO”) will be deposited (the “Trust Account”), in the event of a liquidation of the Company upon the Company’s failure to timely complete an initial Business Combination. For purposes of clarity, in the event you purchase Common Stock in the IPO or in the aftermarket, any additional Common Stock so granted shall be eligible to receive any liquidating distributions by the Company. However, in no event will you have the right to redeem any shares of Common Stock into funds held in the Trust Account upon the successful completion of an initial Business Combination.

4. Restrictions on Transfer.

4.1. Securities Law Restrictions. In addition to the restrictions set forth in Section 4, you shall not sell, transfer, pledge, hypothecate or dispose of all or any part of the Insider Shares prior to the date on which the Company completes its initial Business Combination. Notwithstanding the foregoing, you may transfer the Insider Shares to Permitted Transferees as such term is defined in the Insider Letter (as defined below), provided that such Permitted Transferees must agree in writing to be bound by this Section 4. You agree not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Insider Shares unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Insider Shares proposed to be transferred shall then be effective or (b) the Company has received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and with all applicable state securities laws.

4.2. Lock-ups. You acknowledge that the Insider Shares will be subject to restrictions on transfer (the “Lock-ups”) contained in that certain letter agreement (the “Insider Letter”), of even date herewith, by and between the Company, the undersigned and each other person who is, as of the date hereof, an executive officer, director or director nominee of the Company, which Insider Letter shall be substantially in the form to be filed as an exhibit to the Registration Statement.

4.3. Restrictive Legends. All certificates representing the Insider Shares shall have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO LOCK-UP PROVISIONS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP PERIOD. ANY TRANSFEREE SHALL BE SUBJECT TO THE RESTRICTIONS SET FORTH IN THE GRANT AGREEMENT.”

4.4. Additional Insider Shares or Substituted Securities. In the event of the declaration of a stock dividend, the declaration of a special dividend payable in a form other than Common Stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding Common Stock without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Insider Shares subject to Section 4 and Subsections 4.4-4.5, or into which such Insider Shares thereby become convertible shall immediately be subject to this Section 4. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number or class of Insider Shares subject to this Section 4.

4.5. Registration Rights. You acknowledge that the Insider Shares are being acquired pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after certain conditions are met or they are registered pursuant to a Registration Rights Agreement to be entered into with the Company prior to the closing of the IPO.

5. [Reserved.]

6. Voting and Redemption of Insider Shares. You agree to (i) vote the Insider Shares in favor of an initial Business Combination that the Company negotiates and submits for approval to the Company’s stockholders and shall not seek redemption with respect to such Insider Shares, (ii) not redeem any Insider Shares in connection with a redemption or tender offer presented to the Company’s stockholders in connection with an initial Business Combination negotiated by the Company and (iii) comply with such other provisions as set forth in the Insider Letter.

7. [Reserved.]

8. Tax Consequences. You should obtain advice from an appropriate independent professional adviser with respect to, and under the laws of your country of residence and/or citizenship, the taxation implications of the grant, issuance, purchase, retention, assignment, release, cancellation, sale or any other disposal of the Shares (each, a “Trigger Event”). You should also obtain advice in respect of the taxation indemnity provisions under Section 7 below.

9. Indemnification; Tax Indemnity. Each party shall indemnify the other against any loss, cost or damages (including reasonable attorneys’ fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement. Notwithstanding the foregoing or anything herein to the contrary, to the extent permitted by law, you hereby agree to indemnify and keep indemnified the Company and the Company as trustee for and on behalf of any affiliate entity, in respect of any liability or obligation of the Company and/or any affiliate entity to account for income tax or any other taxation provisions under the laws of your country of citizenship and/or residence to the extent arising from a Trigger Event.

10. Other Agreements.

10.1. Further Assurances. You agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

10.2. Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be in writing and delivered: (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

10.3. Entire Agreement. This Agreement, together with the Insider Letter and the Registration Rights Agreement, embodies the entire agreement and understanding between you and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

10.4. Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

10.5. Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

10.6. Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

10.7. Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

10.8. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

10.9. Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

10.10. No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

10.11. Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

10.12. No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and hold the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

10.13. Headings and Captions. The headings and captions of the various sections of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

10.14. Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

10.15. Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular section unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

10.16. Mutual Drafting. This Agreement is the joint product of you and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

[Signature Page Follows]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Agreement and return it to us.

Very truly yours,

GIGINTERNATIONAL1, INC.

/s/ Raluca Dinu
Dr. Raluca Dinu, Chief Executive Officer, President, and Secretary

Accepted and agreed this day of May 18, 2021.

INTEREST SOLUTIONS, LLC

/s/ John Sorensen
By: John Sorensen Title: Chief Operating Officer

[Signature Page to Shares Grant Agreement – ICR, LLC]